SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2003

Owens & Minor, Inc.

(Exact name of Registrant as specified in charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4800 Cox Road, Glen Allen, Virginia		23060
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (804) 747-9794

Not applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On August 5, 2003, Owens & Minor, Inc. (the “Company”) announced the call for redemption of all of the outstanding $2.6875 Term Convertible Securities, Series A (“TECONS”) issued by Owens & Minor Trust I, a business trust owned by the Company. The redemption date for the TECONS was September 4, 2003. The TECONS called for redemption were convertible into Owens & Minor’s common shares at any time prior to the close of business on September 3, 2003 at the conversion rate of 2.4242 common shares for each TECONS (equal to a conversion price of $20.625 per common share).

On September 4, 2003, the “Company” issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting the conversion of 2,086,771 of the outstanding TECONS into Owens & Minor’s common shares by the close of business on September 3, 2003. An aggregate of 2,086,771 TECONS were converted into an aggregate of 5,058,725 newly-issued shares of the Company’s common stock. The remaining 535 TECONS were redeemed on September 4, 2003, at a redemption price of 102.0156% of the liquidation amount (or $51.01 per $50 TECONS) thereof, plus accumulated and unpaid distributions to September 4, 2003. As of August 4, 2003 there were an aggregate of 2,087,306 TECONS outstanding (or $104,365,300 aggregate liquidation amount). The Company funded the redemption of the TECONS not converted to equity from its available cash.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Press Release issued by the Company on September 4, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2003

OWENS & MINOR, INC.

By:	/s/ Grace R. den Hartog
Grace R. den Hartog Senior Vice President General Counsel